Exhibit 1

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-2
*CUSIP:        21988G403       Class     A-1
               21988GAB2       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2005.


INTEREST ACCOUNT
----------------

Balance as of         February 1, 2005.....                                $0.00
         Scheduled Income received on securities.....              $1,248,975.00
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$1,220,000.00
         Distribution to Class A-2 Holders.....                      -$28,975.00
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.00
Balance as of         August 1, 2005.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         February 1, 2005.....                                $0.00
         Scheduled principal payment received on securities.....           $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of           August 1, 2005.....                                $0.00


                  UNDERLYING SECURITIES HELD AS OF              August 1, 2005


           Principal
             Amount                      Title of Security
           ---------                     -----------------
          $30,500,000           Southern Company Capital Trust I 8.19% Exchange
                                Capital Securities Due February 1, 2037
                                *CUSIP:        84258PAC1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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